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                                  Exhibit 10.1

                          Form of Investment Agreement

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                              INVESTMENT AGREEMENT

                    THIS INVESTMENT AGREEMENT ("Agreement") is entered into this 16th day of January, 1995 by and between Electronic Associates, Inc., a New Jersey corporation ("EA"), and BarOn Technologies Ltd., an Israel corporation ("BarOn"). All of the above are sometimes hereafter collectively referred to as the "Parties."

                              B A C K G R O U N D

                    EA is in the business of, among other things, contract manufacturing of electronic products, subassemblies and systems. BarOn is the developer of the electronic pen, a device that can directly digitize handwriting in any language, from any surface (the "ElectronicPen").

                    BarOn and EA desire to enter into this Agreement pursuant to which EA will acquire up to a 25% equity interest in BarOn.

                    Initially capitalized terms not defined in this Investment Agreement shall have the respective meanings set forth on the Definitions Appendix attached to this Investment Agreement as Appendix I.

                    NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties hereby agree as follows:

SECTION 1:          SALE AND PURCHASE OF BARON STOCK.

                    1.1 Issuance of BarOn Stock. (a) On the Closing Date, BarOn shall issue to EA 1,732,970 ordinary shares of BarOn such that immediately after the issuance thereof, the Aggregate Amount of EA Holdings will equal 25.01% of all of the issued and outstanding shares of BarOn, on a fully diluted basis (the "BarOn Stock").

                             (b)  On the Escrow Closing Date (as defined in
Section 1.3), BarOn shall deliver to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement (as defined in Section 1.3), such documents and instruments as are necessary to cause BarOn to issue 1,188,544 additional ordinary shares of BarOn ("BarOn Escrow Shares"). The BarOn Escrow Shares shall be released for the consideration set forth in Sections 1.2.1 and 1.2.2 hereof in accordance with the terms of the Escrow Agreement. Schedule 1.1(b) attached hereto sets forth the capitalization of BarOn as of the date hereof, reflecting the transactions contemplated by this Agreement and the Stock Purchase Agreements, in the event of any inconsistency between this Agreement and other agreements in existence at the date hereof, such table shall control.

                    1.2 Capital Investments. EA shall invest in the capital of BarOn the sum of $8,000,000 (of which $5,000,000 shall be invested in cash and $3,000,000 in EA stock the

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valuation of which is determined as hereinafter set forth). Notwithstanding anything to the contrary which may be contained or implied in this Agreement, if the issuance to BarOn of the EA Stock (as defined in Section 1.3) pursuant to this Agreement shall cause BarOn to own or control 4.99% or more of EA (considering only the shares of EA stock issued to BarOn pursuant to this Agreement), EA shall invest cash in the capital of BarOn in lieu of shares of EA Stock, to the extent such stock consideration would otherwise cause BarOn's interest in EA by virtue of the EA Stock invested in BarOn hereunder to equal or exceed the 4.99% threshold.

                             1.2.1  Initial Investment.  (a)  On the Closing
Date, EA shall contribute the
amount of $2,000,000 to the capital of BarOn of which (i) $1,500,000 will be paid to BarOn by certified or bank check or wire transfer of immediately available funds in Dollars to the account of ABA#___________ ("BarOn Wire Instructions"); and (ii) $500,000 will be contributed by cancellation of that certain note dated October 20, 1994 in the original principal amount of $500,000 made by BarOn and delivered to EA ("EA Loan"). BarOn shall utilize up to $250,000 of such amount for BarOn's marketing expenditures in the United States, if needed.

                                     (b)  Promptly after the Closing, if not
formed by BarOn prior to
Closing, BarOn or BarOn's designee shall cause to be formed a United States corporation, which corporation shall be a wholly-owned subsidiary of BarOn ("U.S. Subsidiary"). On the four-month anniversary of the Closing Date, EA shall complete the initial investment by delivery to BarOn of $1,000,000 in cash, which shall be paid to BarOn by certified or bank check or in accordance with BarOn Wire Instructions, and one-third of the EA Escrow Shares ("Subsidiary Investment"). BarOn shall utilize at least $750,000 of the cash portion of the Subsidiary Investment for BarOn's marketing expenditures in the United States, if needed.

                             1.2.2  Subsequent Investments.  EA shall make the
following subsequent
capital contributions in cash and EA Stock upon the occurrence of certain events as hereinafter set forth:

                             1.2.2.1  Investment Upon Establishment of
Beta Program.  Upon the
earlier of (i) September 30, 1995 or (ii) BarOn's establishment of a Beta program with a major customer, EA shall contribute the amount of $1,000,000 in cash, which shall be paid to BarOn by certified or bank check or in accordance with BarOn Wire Instructions (the "Beta Investment") and one-third of the EA Escrow Shares. BarOn shall use the Beta Investment for working capital purposes.

                              1.2.2.2  Investment Upon Placement of Significant
Order.  Upon the
earlier of (i) September 30, 1995 or (ii) the placement of an order with BarOn or the U.S. Subsidiary for a commercial quantity of the ElectronicPen, EA shall make an additional investment (the "ElectronicPen Investment") comprised of $1,000,000 in cash, which shall be paid to BarOn by certified or bank check or in accordance with BarOn Wire Instructions, and one-third of the EA Escrow Shares. BarOn shall use the ElectronicPen Investment for working capital purposes.

                                     (4)

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                    1.3 Issuance of EA Stock: Escrow Agreement. On or before
February 16, 1995 (the "Escrow Closing Date"), EA shall issue $3,000,000 of fully paid, non-assessable shares of common stock of EA ("EA Stock") valued as hereinafter set forth and shall deliver the EA Stock (the "EA Escrow Shares") to the Escrow Agent to be released at the rate of one-third of the amount of the EA Escrow Shares upon the occurrence of each of the Subsidiary Investment, Beta Investment and ElectronicPen Investment, pursuant to the terms of the Escrow Agreement, substantially in the form attached hereto as Exhibit A ("Escrow Agreement"), to be entered into within thirty (30) days after Closing. Notwithstanding the foregoing, if the Escrow Agreement is not entered into for any reason, each party shall nonetheless be obligated to deliver the BarOn Escrow Shares or the EA Escrow Shares, as the case may be, to the other party at the same time or times, and upon the same conditions, as would have been applicable to deliveries by the Escrow Agent under the Escrow Agreement.

                             1.3.1  Valuation of EA Stock.  Each share of EA
Stock to be delivered
hereunder shall be valued at the average closing price of EA Stock on the New York Stock Exchange for the 30 trading days immediately prior to the Closing ("Pre-Closing EA Share Price"). Notwithstanding the foregoing, in the event that the average closing price of EA Stock on the New York Stock Exchange for the 20 trading days immediately following Closing (the "Post-Closing EA Share Price") is less than the Pre-Closing EA Share Price by a factor of 10% or more of the Pre- Closing EA Share Price, then EA shall issue and deliver to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement that number of shares of EA Stock equal to the difference between (x) the number of shares of EA Stock equal to the quotient of $3,000,000 divided by the Post-Closing Share Price and
(y) the EA Stock delivered to the Escrow Agent at Closing based on the Pre-Closing EA Share Price.

                             1.3.2  Registration of EA Stock.  BarOn shall be
granted "piggyback"
registration rights in accordance with the terms of the form of Registration Agreement attached hereto as Exhibit B to be entered into at Closing.

                             1.4      Adjustments to Amount of BarOn Escrow
Shares.

                             1.4.1  Failure to Make Beta Investment.  In the
event that EA determines,
in its sole discretion, not to make the Beta Investment to BarOn in accordance with the provisions of Section 1.2.2.1 hereof: (i) Escrow Agent shall not be obligated to issue the first portion of 535,226 BarOn Escrow Shares; and (ii) EA shall not be required to make the ElectronicPen Investment as set forth in
Section 1.2.2.2 hereof.

                             1.4.2  Failure to Make ElectronicPen Investment.
In the event that EA
makes the Beta Investment in accordance with the provisions of Section 1.2.2.1 hereof, but determines, in its sole discretion, not to make the ElectronicPen Investment in accordance with the provisions of Section 1.2.2.2 hereof, Escrow Agent shall not be obligated to issue the second portion of 653,318 BarOn Escrow Shares.

                                      (5)

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SECTION 2.          THE CLOSING.

                    2.1 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, 1735 Market Street, Philadelphia, PA 19103, on January 16, 1995 at 9:00 a.m. Philadelphia local time or on such other date and at such other time and place as EA and BarOn may mutually agree upon, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

SECTION 3.          DELIVERIES AND OTHER ACTIONS AT CLOSING.

                    3.1 At the Closing, (i) BarOn shall deliver to EA the various certificates, instruments, documents and agreements referred to in
Section 9.1; and (ii) EA shall deliver to BarOn the various certificates, instruments, documents and agreements referred to in Section 9.2. The foregoing, however, shall not be construed as a covenant by any Party to deliver certificates, documents, instruments, consents or agreements of third parties or that any third party will take any particular action.

SECTION 4.          EA OPTION TO PURCHASE ADDITIONAL EQUITY IN BARON.

                    4.1 Until the earlier of (i) three years from the Closing, or (ii) an initial public offering of equity of (or equivalent rights to or in) BarOn, or (iii) a sale of BarOn equity to a purchaser other than EA or (iv) a sale to a "strategic partner", in the event that BarOn determines to seek additional capital by offering additional equity in BarOn ("Additional Equity") following the Closing, EA shall have the right of first offer to purchase in whole but not in part, such Additional Equity prior to BarOn's selling Additional Equity to a third party. In the event BarOn rejects EA's offer, BarOn shall be entitled to sell Additional Equity to a third party so long as the purchase price for such Additional Equity is equal to or greater than that offered to EA. In the event the purchase price offered by the third party for the Additional Equity is less than the EA offer, BarOn shall first offer to sell such Additional Equity to EA on the terms as offered by it. Notwithstanding the foregoing, BarOn shall not be obligated to sell Additional Equity to EA if, immediately after the sale to EA of any Additional Equity, the sum of the Additional Equity purchased by EA and the equity interest hereunder shall exceed 49% of all the issued and outstanding common stock of BarOn.

                    EA and BarOn agree that it may be in the best interests of both EA and BarOn for BarOn to have a strategic partner and agree that BarOn shall be entitled to identify such a strategic partner.

SECTION 5.          SHAREHOLDERS' AGREEMENT.

                                      (6)

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                    5.1 On or prior to the Closing Date, EA, BarOn and the
shareholders of BarOn listed on Schedule 7.2, shall enter into a Shareholders Agreement, substantially in the form attached hereto as Exhibit C.

SECTION 6.          REPRESENTATIONS AND WARRANTIES OF EA.

                    EA represents and warrants to BarOn that the statements contained in this Section 6 are correct and complete as of the Closing Date, except as set forth in Appendix II attached hereto.

                    6.1 REPRESENTATIONS AND WARRANTIES OF EA REGARDING THE TRANSACTION.

                             6.1.1  Organization.  EA is a corporation duly
incorporated, validly existing,
and in good standing under the laws of the State of New Jersey. EA is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to so qualify would have a material adverse effect on its business.

                             6.1.2  Authorization of Transaction.  EA has full
corporate power and
authority to execute and deliver this Investment Agreement and the agreements to be executed at Closing (collectively the "Investment Agreement") and to perform its obligations thereunder. This Investment Agreement constitutes the valid and legally binding obligation of EA, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors rights generally, and general principles of equity and the exercise of judicial discretion in particular cases. EA is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Investment Agreement, other than obtaining official approval of listing of the EA Stock on the New York Stock Exchange, subject to official notice of issuance.

                             6.1.3  Non-Contravention.  Neither the execution
and the delivery of this
Investment Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which EA is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which EA is bound or to which any of its assets are subject.

                             6.1.4  Brokers' Fees.  EA has no Liability or
obligation to pay any fees or
commissions to any broker, finder, or agent with respect to the transactions contemplated by this Investment Agreement for which BarOn could become liable or obligated.

                                      (7)

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                             6.1.5  Investment.  EA acknowledges that it has
had access to, and has
received information relating to BarOn and has had an opportunity to ask questions of, and receive answers from, officers of BarOn concerning BarOn's business and prospects. EA is acquiring the shares of BarOn Stock and the BarOn Escrow Shares for its own account without a view to the distribution thereof within the meaning of the Securities Act, and will not directly or indirectly offer or sell the shares of BarOn Stock or the BarOn Escrow Shares or solicit any offer to purchase such shares, other than in conformity with the Securities Act. EA acknowledges that neither the shares of BarOn Stock nor the BarOn Escrow Shares have been registered under the Securities Act, and EA shall not transfer any such shares except in compliance with such Securities Act or an opinion that registration is not required under the Securities Act, and a legend to that effect shall be placed on the certificates representing the shares of BarOn Stock and BarOn Escrow Shares.

                             6.1.6  Duly Authorized.  The shares of EA Stock to
 be issued hereunder,
will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable shares of EA Stock, free and clear of all liens, and encumbrances whatsoever.

                    6.2      OTHER REPRESENTATIONS AND WARRANTIES OF EA.

                             6.2.1  Filings with the SEC.  EA has made all
filings with the SEC that it
has been required to make within the past three years under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, the "Public Reports") and, to the best of EA's knowledge, it has made public disclosure of all material facts it is required to disclose. Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 7:          REPRESENTATIONS, WARRANTIES AND COVENANTS OF BARON.

                    BarOn represents, warrants and covenants to EA that the statements contained in this Section 7 are correct and complete as of the Closing Date except as set forth in the disclosure schedule delivered by BarOn to EA on the Closing Date, and attached hereto as Appendix III (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 7, Shareholders Agreement and Minutes of Closing.

                    7.1 Organization, Qualification, and Corporate Power; No Subsidiaries. BarOn is a corporation duly incorporated, validly existing, and in good standing under the laws of Israel. BarOn is duly authorized to conduct business and is in good standing in Israel and under the laws of each jurisdiction where such qualification is required and where the failure to so qualify would have a material adverse effect on its business. BarOn has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by

                                      (8)

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it. Section 7.1 of the Disclosure Schedule lists the directors and officers of
BarOn. BarOn has delivered to EA correct and complete copies of the charter and bylaws of BarOn (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of BarOn are correct and complete. BarOn is not in default under or in violation of any provision of its charter or bylaws. BarOn has no Subsidiaries.

                    7.2 Capitalization. The entire authorized capital stock of BarOn consists of 11,000,000 ordinary shares, of which 7,791,100 shares are issued and outstanding. All of the issued and outstanding shares of BarOn Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially by the respective Shareholders as set forth in Schedule 7.2 hereto. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require BarOn to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to BarOn. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of BarOn.

                    7.3 Non-Contravention. Neither the execution and the delivery of this Investment Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which BarOn is subject or any provision of the charter or bylaws of BarOn or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which BarOn is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except for an exchange control permit from the Bank of Israel, which has been obtained by BarOn, BarOn is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other party in order for the Parties to consummate the transactions contemplated by this Investment Agreement.

                    7.4 Brokers' Fees. BarOn has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Investment Agreement.

                    7.5 Title to Assets. BarOn has good and marketable title to, or a valid leasehold interest in, the properties and assets in its possession, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                                      (9)

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                    7.6 Authorization. BarOn has full corporate power and
authority to execute and deliver this Investment Agreement and to perform its obligations hereunder. This Investment Agreement constitutes the valid and legally binding obligation of BarOn enforceable against BarOn in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors rights generally, and general principles of equity and the exercise of judicial discretion in particular cases.

                    7.7 Financial Statements. Attached hereto as Exhibit D are the following financial statements of BarOn (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow, as of and for the fiscal years ended December 31, 1992 and December 31, 1993 (the "Most Recent Fiscal Year End"); and
(ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as, of and for the nine months ended September 30, 1994 (the "Most Recent Fiscal Quarter End" and the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with Israeli GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of BarOn as of such dates and the results of operations of BarOn for such periods, are correct and complete in all material respects, and are consistent with the books and records of BarOn (which books and records are correct and complete in all material respects). The Financial Statements have been presented in United States currency as a convenience.

                    7.8 Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations or results of operations of BarOn taken as a whole. Without limiting the generality of the foregoing, since that date:

                            (i)     BarOn has not sold, leased, transferred,
or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ii)      BarOn has not entered into any agreement,
contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $20,000 or outside the Ordinary Course of Business, other than the EA Loan;

                          (iii)     no party (including BarOn) has accelerated,
terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $20,000 to which BarOn is a party or by which BarOn or its assets is bound;

                           (iv)      BarOn has not imposed any Security Interest
upon any of its assets, tangible or intangible;

                             (v)     BarOn has not made any capital expenditure
(or series of related capital expenditures) outside the Ordinary Course of Business;

                                      (10)

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                          (vi)      BarOn has not made any capital investment
in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                         (vii)      Except for the EA Loan, BarOn has not
issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $20,000 singly or $50,000 in the aggregate;

                       (viii) BarOn has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except to the extent of any license implied in the sale of a product;

                         (ix)     there has been no change made or authorized
in the charter or bylaws of BarOn;

                          (x)     BarOn has not issued, sold, or otherwise
disposed of any of its capital stock (except upon exercise of options, warrants or rights), or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                         (xi)     BarOn has not declared, set aside, or paid
any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                         (xii)    BarOn has not experienced any material damage,
destruction, or loss (whether or not covered by insurance) to its property;

                        (xiii) BarOn has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                         (xiv)    BarOn has not adopted, amended, modified, or
terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

                           (xv)    BarOn has not made any other change in
employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                          (xvi)   there has not been any other material
occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving BarOn; and

                         (xvii)   BarOn has not committed to any of the
foregoing.


                                      (11)

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                    7.9 Undisclosed Liabilities. BarOn has no Liability, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (or in any notes thereto); (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business; and (iii) the EA Loan.

                    7.10 Legal Compliance. BarOn is in material compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governments (and all agencies thereof) having jurisdiction, and BarOn has not been notified of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice against BarOn alleging any failure so to comply.

                    7.11  Tax Matters.

                             (i)     BarOn has filed all Tax Returns that it was
required to file and all Taxes owed by BarOn pursuant to the Tax Returns have been paid. BarOn is not currently the beneficiary of any extension of time within which to file any Tax Return. No current claim has been made by an authority in a jurisdiction where BarOn does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of BarOn that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii)      There is no dispute or claim concerning
any Tax Liability of BarOn either (a) claimed or raised by any authority in writing or (b) as to which any of the directors and officers (and employees responsible for Tax matters) of BarOn has Knowledge based upon personal contact with any agent of such authority. Section 7.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to BarOn for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. BarOn has made available to EA correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by BarOn since December 31, 1992.

                         (iii)      The unpaid Taxes of BarOn (a) did not, as
of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BarOn in filing its Tax Returns.

                    7.12  Real Property.

                             7.12.1  BarOn does not own any real property.

                             7.12.2  Section 7.12.2 of the Disclosure Schedule
lists all real property leased or subleased to BarOn. BarOn has delivered to EA correct and complete copies of the leases

                                      (12)
and subleases listed in Section 7.12.2 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 7.12.2 of the Disclosure Schedule:

                                     (i)      the lease or sublease is legal,
valid, binding, enforceable, and in full force and effect as to BarOn, and to the Knowledge of the employees of BarOn with responsibility for real property matters is similarly enforceable against the other party to such lease or sublease;

                                   (ii)       no party to the lease or sublease
is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                 (iii)        all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations, the failure of which to have could cause a material adverse effect on BarOn or its business;

                    7.13  Intellectual Property.

                             7.13.1  BarOn owns or has the right to use pursuant
to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its businesses as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by BarOn immediately prior to the Closing hereunder will be owned or available for use by BarOn on identical terms and conditions immediately subsequent to the Closing hereunder. BarOn has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses, the failure of which to take could adversely effect its ability to operate its business as presently conducted and as presently proposed to be conducted.

                             7.13.2  To the Knowledge of BarOn, BarOn has not
interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of BarOn has in the past three years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that BarOn must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of BarOn, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of BarOn during the past three years.

                             7.13.3  Section 7.13.3 of the Disclosure Schedule
identifies each patent or registration which has been issued to BarOn with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which BarOn has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other

                                      (13)
permission which BarOn has granted to any third party with respect to any of its Intellectual Property (together with any exceptions), except for any license implied by the sale of a product. BarOn has made available to EA correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to EA correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 7.13.3 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by BarOn in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 7.13.3 of the Disclosure Schedule:

                                     (i)      BarOn possesses all rights, title,
and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                   (ii)       the item is not subject to any
outstanding injunction, judgment, order, decree, ruling, or charge; and

                                 (iii)     no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                             7.13.4  Section 7.13.4 of the Disclosure Schedule
identifies each item of Intellectual Property that any third party owns and that BarOn uses pursuant to license, sublicense, agreement, or permission material to the operation of BarOn's business, other than general purpose software. BarOn has made available to EA correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 7.13.4 of the Disclosure Schedule, to the Knowledge of the employees of BarOn with responsibility for intellectual property matters:

                                     (i)      the license, sublicense,
agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                    (ii)      the license, sublicense,
agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                                 (iii)     no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                   (iv)    no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof;

                                      (14)

                                     (v)      with respect to each sublicense,
the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license; and

                                   (vi)      BarOn has not granted any
sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                    7.14 Tangible Assets. BarOn owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

                    7.15 Contracts. Section 7.15 of the Disclosure Schedule lists the following executory contracts and other executory agreements to which BarOn is a party as of December 31, 1994 including, without limitation:

                                     (i)      any agreement (or group of
related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

                                   (ii)       any agreement (or group of related
agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $50,000, excluding, however, legal fees to Arnold & Porter;

                                 (iii)        any agreement concerning a
partnership or joint venture;

                                   (iv)       any agreement (or group of
related agreements) under which BarOn has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                                     (v)      any agreement concerning
noncompetition (other than pursuant to this Investment Agreement or the Letter of Intent);

                                   (vi)       any agreement with any of
shareholder of BarOn or an Affiliate of any of them, other than the agreement with Intex Corporation and other agreements described in the Disclosure Schedule;

                                 (vii)        any profit sharing, stock option,
stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                                      (15)

                                  (viii)       any agreement for the employment
of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing severance benefits other than those required by law;

                                   (ix)       any agreement under which BarOn
has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                                     (x)      any agreement under which the
consequences of a default or termination could have an adverse effect on the business, financial condition, operations, or results of operations of BarOn; and

                                   (xi) any other agreement (or group of
related agreements) the performance of which by BarOn involves consideration in excess of $25,000.

BarOn has made available to EA a correct and complete copy of each written agreement (as amended to date) listed in Section 7.15 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 7.15 of the Disclosure Schedule. With respect to each such agreement, to the Knowledge of the employees responsible for such contracts: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect; (b) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (d) no party (including BarOn) has repudiated any provision of the agreement.

                    7.16 Insurance. BarOn has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period.

                    7.17 Litigation. Section 7.17 of the Disclosure Schedule sets forth each instance in which BarOn (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is overtly threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 7.17 of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, or results of operations of BarOn.

                    7.18 Employee Benefits. Other than as set forth in Section
7.18 of the Disclosure Schedule, BarOn does not maintain, is not required to maintain, does not contribute to, is not required to contribute to, and is not otherwise a party to or bound by any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, pension, retirement, severance, medical/hospital benefits, insurance or other similar plan.

                                      (16)

                    7.19 Guaranties and Indemnifications. Other than in the Ordinary Course of Business, BarOn is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person, and has not indemnified any Person or agreed to indemnify any person for any Liability.

                    7.20 Certain Business Relationships with Shareholders. Except in their capacity as directors, officers or employees of BarOn, none of the shareholders of BarOn and their Affiliates has been involved in any business arrangement or relationship with BarOn within the past 12 months, and none of such Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of BarOn, except as set forth in Section 7.20 of the Disclosure Schedule.

                    7.21 Disclosure. The representations and warranties contained in this Section 7 do not contain any untrue statement of a material fact or intentionally omit to state any material fact necessary in order to make the statements and information contained in this Section 7 not misleading.

SECTION 8.          POST-CLOSING COVENANTS.

The Parties agree as follows with respect to the period following the Closing.

                    8.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Investment Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10.2 or Section 10.3 below), so long as such documents do not increase the liability or risk of liability of the Party of whom action is requested.

SECTION 9.          CONDITIONS TO OBLIGATION TO CLOSE.

The obligations of EA and BarOn to consummate the transactions to be performed by them in connection with the Closing is further subject to the conditions set forth below.

                    9.1 Conditions to Obligation of EA. The obligation of EA to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                             (i)     the representations and warranties of BarOn
set forth in this Investment Agreement shall be true and correct in all material respects at and as of the Closing Date;

                           (ii)      BarOn shall have performed and complied
with all of its covenants hereunder in all material respects as of the Closing;

                                      (17)

                         (iii)       EA and BarOn shall have each obtained all
necessary approvals regarding the transactions contemplated by this Investment Agreement from its respective Board of Directors and shareholders;

                           (iv)      no action, suit, or proceeding shall be
pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Investment Agreement, (b) cause any of the transactions contemplated by this Investment Agreement to be rescinded following consummation, or (c) affect adversely the right of EA to own the BarOn Stock or the BarOn Escrow Shares;

                             (v)     BarOn shall have delivered to EA a
certificate to the effect that each of the conditions specified above in Sections 9.1(i)-(iv) is satisfied in all respects;

                           (vi)      BarOn shall have received all necessary
authorizations, consents, and approvals of governments and governmental agencies referred to in Investment Agreement;

                          (vii)       no material adverse change in the assets
or business of BarOn shall have occurred since September 30, 1994;

                         (viii)       EA shall have received from special
counsel to BarOn an opinion in form and substance reasonably acceptable to EA and addressed to EA, and dated as of the Closing Date;

                           (ix)      all actions to be taken by BarOn or its
shareholders in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to EA;

                             (x)     EA shall promptly take steps to cause the
EA Stock to be officially approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                            (xi)      the Pre-Closing EA Share Price shall not
be $4.00 or less; and

                           (xii)      prior to or contemporaneously with the
Closing, either (i) certain shareholders of BarOn shall have consummated Stock Purchase Agreements between EA and such shareholders, pursuant to which EA shall have acquired good and marketable title to an aggregate of 649,000 ordinary shares of BarOn, free and clear of all liens, security interests, charges and encumbrances of any nature; or (ii) BarOn shall issue to EA that number of ordinary shares of BarOn which, together with the aggregate number of ordinary shares of BarOn sold by the shareholders pursuant to the Stock Purchase Agreements, shall be 649,000 shares of BarOn.

                                      (18)

EA may waive any condition specified in this Section 9.1 if it executes a writing so stating at or prior to the Closing.

                    9.2 Conditions to Obligations of BarOn. The obligation of BarOn to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                             (i)     the representations and warranties of EA
set forth in this Investment Agreement shall be true and correct in all material respects at and as of the Closing Date;

                           (ii)      EA shall have performed and complied with
all of its covenants hereunder in all material respects through the Closing;

                         (iii)       no action, suit, or proceeding shall be
pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Investment Agreement or (b) cause any of the transactions contemplated by this Investment Agreement to be rescinded following consummation (nor shall any such injunction, judgment, order, decree, ruling, or charge be in effect);

                           (iv)     EA shall have delivered to BarOn, a
certificate to the effect that each of the conditions specified above in Section 9.2(i)-(iii) is satisfied in all respects;

                             (v)     the Parties shall have received all
authorizations, consents, and approvals of governments and governmental agencies referred to in Investment Agreement;

                           (vi)      BarOn shall have received from special
counsel to EA an opinion in form and substance acceptable to counsel for BarOn, addressed to BarOn, and dated as of the Closing Date;

                         (vii)       no material adverse change in the assets or
business of EA will have occurred since September 30, 1994;

                        (viii) all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the BarOn.

BarOn may waive any conditions specified in this Section 9.2 if it execute a writing so stating at or prior to the Closing.

SECTION 10.         REMEDIES FOR BREACHES OF THIS INVESTMENT AGREEMENT.

                    10.1  Survival of Representations and Warranties.

Document No. 214490_5
                                      (19)

                             All of the representations and warranties of the
Parties contained in this Investment Agreement shall survive the Closing hereunder and continue in full force and effect for a period of two years thereafter (except for matters relating to environmental issues or Taxes of BarOn, which shall continue in full force and effect for a period of five years after the Closing, subject to any applicable statutes of limitations).

                    10.2 Indemnification Provisions for Benefit of EA. In the event any third party makes a claim against BarOn or EA which indicates that BarOn has breached (or in the event any third party alleges facts that, if true, would mean BarOn has breached) any of its representations, warranties, and covenants contained herein, and, provided that EA makes a written claim for indemnification against BarOn pursuant to Section 11.7 below within the survival period set forth in Section 10.1, then BarOn agrees to indemnify EA from and against the entirety of any Adverse Consequences EA may suffer resulting from, arising out of, relating to, or caused by such third party claim through and after the date of the claim for indemnification (including any Adverse Consequences any such party may suffer after the end of any applicable survival period).

                    10.3 Indemnification Provisions for Benefit of BarOn. In the event any third party makes a claim against BarOn or EA which indicates that EA has breached (or in the event any third party alleges facts that, if true, would mean EA has breached) any of its representations, warranties, and covenants contained herein, and provided BarOn makes a written claim for indemnification against EA pursuant to Section 11.7 below within the survival period set forth in Section 10.1, then EA agrees to indemnify BarOn from and against the entirety of any Adverse Consequences BarOn may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by such third party claim through and after the date of the claim for indemnification (including any Adverse Consequences any such party may suffer after the end of any applicable survival period).

                    10.4  Indemnification Procedure.

                             10.4.1  If any third party shall notify any Party
(the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 10, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                             10.4.2  Any Indemnifying Party will have the right
to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to,

Document No. 214490_5
                                      (20)
in the nature of, or caused by the Third Party Claim, and (b) the Indemnifying Party and its counsel conducts the defense of the Third Party Claim actively and diligently.

                             10.4.3  So long as the Indemnifying Party is
conducting the defense of the Third Party Claim in accordance with Section
10.4.2 above, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
(b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and
(c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                             10.4.4  In the event any of the conditions in
Section 10.4.2 above is or becomes unsatisfied, however, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (b) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (c) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.

                    10.5 Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the "prime rate" as announced by Citibank, N.A. from time to time as the discount rate) in determining Adverse Consequences for purposes of this Section 10.

SECTION 11.         MISCELLANEOUS.

                    11.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Investment Agreement or the business of the other party without the prior written approval of the other; provided, however, that EA may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

                    11.2 No Third-Party Beneficiaries. This Investment Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                    11.3 Entire Agreement. This Investment Agreement, and any other documents referred to herein constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, except for the prior Confidentiality Agreement between the Parties, which shall remain in full force and effect.

Document No. 214490_5
                                      (21)

                    11.4 Succession and Assignment. This Investment Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Investment Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

                    11.5 Counterparts. This Investment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                    11.6 Headings. The section headings contained in this Investment Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Investment Agreement.

                    11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or if (and then three business day after) it is sent by overnight courier service, and addressed to the intended recipient as set forth below:

                    If to BarOn:                       Attn:  Dr. Ehud Baron
                                                       BarOn Technologies Ltd.
                                                       Gutwirth Science Park
                                                       Technion City
                                                       Haifa 32000 Israel


Document No. 214490_5
                                      (22)


                    With a copy to:                    Steven G. Tepper, Esquire
                                                       Arnold and Porter
                                                       399 Park Avenue
                                                       New York, NY  10022

                    If to EA:                          Attn:  Jules M. Seshens
                                                       Electronic Associates, Inc.
                                                       185 Monmouth Parkway
                                                       West Long Branch, NJ 07764

                                                       Israel Address:
                                                       c/o BarOn Technologies Ltd.
                                                       =======================

                    With a copy to:                    Richard P. Jaffe, Esq.
                                                       Mesirov Gelman Jaffe Cramer
                                                         & Jamieson
                                                       1735 Market Street
                                                       Philadelphia, PA 19103

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                    11.8 Governing Law. This Investment Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

                    11.9 Jurisdiction. To the fullest extent permitted by applicable law, EA and BarOn hereby irrevocably and unconditionally agree that any suit, action or proceeding with respect to this Agreement, or any action or proceeding to execute or otherwise enforce any judgment in respect of a breach thereof, if brought by EA against BarOn or any of its property shall be brought in Israel, and if brought by BarOn against EA shall be brought in the State of New Jersey. By execution and delivery of this Agreement, EA and BarOn each irrevocably submits to the exclusive jurisdiction of such courts, as aforesaid. In addition, EA and BarOn each hereby irrevocably waive, to the fullest extent permitted by law, any objection which either may now or hereafter have

Document No. 214490_5
                                      (23)
to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement, brought in any such court as aforesaid, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
                  11.10 Amendments and Waivers. No amendment of any provision of this Investment Agreement shall be valid unless the same shall be in writing and signed by EA and BarOn. No delay or omission by any Party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Party from time to time and as often as may be deemed expedient or necessary by such Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  11.11 Severability. Any term or provision of this Investment Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof (or of the invalid or unenforceable term or provision to the extent any part thereof may not be invalid or unenforceable), or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  11.12 Expenses. Each of the Parties will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Investment Agreement and the transactions contemplated hereby incurred by it in connection herewith.

                  11.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Investment Agreement. In the event an ambiguity or question of intent or interpretation arises, this Investment Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Investment Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  11.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Investment Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Investment Agreement and to enforce specifically this Investment Agreement and the terms and provisions hereof in any action instituted

Document No. 214490_5
                                      (24)
in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                    11.15 Remedies Cumulative. No remedy conferred upon a Party (including but not limited to the indemnifications set forth in Section 10) is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

                                   * * * * *

                    IN WITNESS WHEREOF, the Parties hereto have executed this Investment Agreement on the date first above written.

                                                 ELECTRONIC ASSOCIATES, INC.

Attest:_____________By:__________________________________
         Secretary            BRUCE P. MURRAY, Chairman

                                                  BARON TECHNOLOGIES LTD.

Attest:_____________By:__________________________________
          Secretary

Document No. 214490_5
                                      (25)

                                   APPENDIX I

                              DEFINITIONS APPENDIX

                    "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

                    "Affiliate" has the meaning set forth in Rule 12-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                    "Aggregate Amount of EA Holdings" means the number of ordinary shares of BarOn acquired by EA hereunder and pursuant to Stock Purchase Agreements with shareholders of BarOn.

                    "Closing" has the meaning set forth in Section 2.1.

                    "Closing Date" has the meaning set forth in Section 2.1.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Disclosure Schedule" has the meaning set forth in
Section 7.

                    "Escrow Agent" shall mean Yosef Shimony, certified public accountant (Israel), 24 Geula Street, Tel Aviv, Israel 63309, or such other party upon which the Parties shall mutually agree.

                    "Financial Statement" has the meaning set forth in
Section 7.7.

                    "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                    "Indemnified Party" has the meaning set forth in
Section 10.4.1.

                    "Indemnifying Party" has the meaning set forth in
Section 10.4.1.

                    "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all

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applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals which constitute trade secrets under common law), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                    "Knowledge" means actual knowledge after reasonable investigation.

                    "Letter of Intent" means that certain letter of intent dated October 20, 1994 from Electronic Associates, Inc. to BarOn R & D Ltd.

                    "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                    "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                    "Most Recent Financial Statements" has the meaning set forth in Section 7.7.

                    "Most Recent Fiscal Quarter End" has the meaning set forth in Section 7.7.

                    "Most Recent Fiscal Year End" has the meaning set forth in
Section 7.7.

                    "Ordinary Course of Business" means the ordinary course of BarOn's (or, where applicable to EA, EA's) business consistent with its past customs and practices (including with respect to quantity and frequency).

                    "Party" has the meaning set forth in the preface of this Investment Agreement.

                    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under

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                                      (2)

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capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                    "Stock Purchase Agreements" means those certain stock purchase agreements dated ______________ between EA and the various shareholders of BarOn set forth on Schedule 1 of this Agreement, pursuant to which EA purchased ordinary shares of BarOn aggregating 8.33% of the issued and outstanding shares of BarOn.

                    "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                    "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                    "Third Party Claim" has the meaning set forth in
Section 10.4.1.

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                                  APPENDIX II

                                 EXCEPTIONS TO

                        REPRESENTATIONS, WARRANTIES AND

                                COVENANTS OF EA

                                      NONE

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